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                                                                   EXHIBIT 15-60



November 6, 1995
The Detroit Edison Company
Detroit, Michigan

We have conducted a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of The Detroit Edison Company and subsidiary companies for the three-month, nine-month and twelve-month periods ended September 30, 1995, as indicated in our report dated November 6, 1995. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, is incorporated by reference in Registration Statement No. 33-57545 on Form S-4 of DTE Holdings, Inc., and is also incorporated by reference in the following Registration Statements of The Detroit Edison Company:

             FORM                              REGISTRATION NUMBER

           Form S-3                                  33-50325
           Form S-3                                  33-53207
           Form S-3                                  33-57095
           Form S-3                                  33-64296
           Form S-8                                  33-32449

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements listed above which are prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP